UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2005

AURA SYSTEMS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-17249	95-4106894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2335 Alaska Avenue, El Segundo, California 90245
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 643-5300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At an initial emergency interim hearing held on July 7, 2005, followed by a second interim hearing held on July 27, 2005, the United States Bankruptcy Court, Central District of California, Los Angeles Division, authorized Aura Systems, Inc. (the “Company”) to borrow a total of $1 million on a secured basis from Blue Collar Films, Inc. (the “Lender”). The proceeds from the loan must be used in accordance with a pre-approved budget, attached hereto as Exhibit 10.2. The loan is secured by all of the assets of the Company and is due and payable on June 30, 2006. The loan bears interest at a rate of 17.5% per annum. In addition, a loan fee was paid to the Lender in connection with the financing. The loan may be prepaid, in whole or in part, at any time without penalty. The Lender has the option at its sole discretion to convert all or any portion of the loan, and all accrued but unpaid interest into common stock of the Company at any time during the term of the loan pursuant to the terms and conditions set forth in the term sheet attached hereto as Exhibit 10.1. A further and final hearing is scheduled to be held on August 30, 2005 before the Bankruptcy Court at which the Company will be seeking authority to borrow up to an additional $1.25 million of financing. The Company is presently in the process of negotiations regarding this additional financing, and, based upon current discussions, expects to have a financing commitment in place prior to the August 30, 2005 hearing.

The foregoing description of the agreement is qualified in its entirety by Exhibits 10.1 and 10.2, attached to this Current Report on Form 8-K.

This Current Report on Form 8-K, including Exhibits 10.1 and 10.2 attached hereto, contain “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward looking statements and, although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company’s business and financial results are subject to various risks and uncertainties, including the accuracy of its budget, the Company’s ability to obtain future financing, to settle or restructure its remaining debt and other obligations and to generate positive cash flow to cover its operating expenses, that may cause actual results to differ materially from the Company’s expectations. The Company does not intend to provide updated information other than as otherwise required by applicable law. All subsequent written and oral forward looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirely by the cautionary statements contained in this paragraph and elsewhere in this report.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

None

(b)	Pro Forma Financial Information.

None

(c)	Exhibits

10.1	Interim Order from the United States Bankruptcy Court Authorizing Debtor to Borrow Money on a Secured Basis, dated July 11, 2005.

10.2	Second Interim Order from the United States Bankruptcy Court Authorizing Debtor to Borrow Money on a Secured Basis, dated July 27, 2005.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2005	AURA SYSTEMS, INC..

	By:	/s/ Raymond Yu
Raymond Yu
President and Chief Executive Officer

EXHIBIT INDEX

No.	Document

10.1	Interim Order from the United States Bankruptcy Court Authorizing Debtor to Borrow Money on a Secured Basis, dated July 11, 2005.

10.2	Second Interim Order from the United States Bankruptcy Court Authorizing Debtor to Borrow Money on a Secured Basis, dated July 27, 2005.